UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 5, 2013

DEPHASIUM CORP.
 (Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

7695 S.W. 104th Street, Suite 210 Miami, FL 33156
(Address of principal executive offices)

(305) 663-7140
(Registrant’s telephone number, including area code)

ALLIED VENTURES HOLDING CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINIVE AGREEMENT.

On March 5, 2013, the Registrant entered into an Asset Purchase Agreement for the purchase of certain patents and trademarks from Dephasium, Ltd., a limited partnership organized under the laws of the United Kingdom. Pursuant to the Agreement, in consideration of the transfer to the Registrant of the ANCILIA patent and trademark, Registration Number 4,085,620, the Registrant will issue Dephasium 70,000,000 shares of its restricted common stock. In addition, in consideration of $15,000 the Registrant will redeem 50,000,000 shares of its restricted common stock previously issued to Irma Colon-Alonso. The Registrant has also agreed to name Lucien Gerard AIM to its Board of Directors. Closing is conditioned upon the Registrant receiving an appraisal of the assets being purchased.

In anticipation of the closing, the Registrant has already amended its Articles of Incorporation in Nevada to change its name to Dephasium Corp.

Item 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

At the closing of the Agreement, in exchange for the assets being purchased, the Registrant shall issue 70,000,000 shares of its restricted common stock to Desphasium, Ltd. The Shares are to be issued in reliance upon the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended

Item 5.01	CHANGE IN CONTROL OF THE REGISTRANT

At the Closing, the majority of the shares of the Registrant will owned by Dephasium ltd.  Prior to the Closing, the Registrant has 95,164,138 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  At Closing, and with the cancellation of the 50,000,000 shares and simultaneous issuance of 70,000,000 shares, there will be a total of 115,164,138 shares issued and outstanding. As such, Dephasium will own 60.79% of the issued and outstanding common stock of the Registrant.

Item 5.02	ELECTION OF DIRECTOR

At Closing, Lucien Gerard AIM, will be elected as an additional director of the Registrant. From 2011 to the present, Mr. AIM has been consultant for the creation of the debit card PCS-PocketCard in Barcelona, Spain. From 2005 through 2010, Mr. AIM was a consultant involving the construction specifications of in partnership with CREACARD Mastercard.

Item 8.01

In conjunction with the name change and change of control, the Registrant is preparing an  Issuer Company-Related Action Notification Form to be filed with FINRA which will notify FINRA of these changes and request a new trading symbol.

Item 9.01	Exhibits

Amendment to Articles of Incorporation Changing Name of Registrant.

Form of Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dephasium Corp.
(Registrant)

By:	/s/ Irma Colón-Alonso
Irma Colón-Alonso, President

Dated: March 5, 2013